UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 25, 2022

OCEAN THERMAL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	033-19411-C	20-5081381
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

800 South Queen Street
Lancaster, PA	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 299-1344

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01—ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

On August 25, 2022, Ocean Thermal Energy Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) to sell OCEES International, Inc., a wholly owned subsidiary of the Company (“OCEES”), to Epaphus Global Energy, LLC (“Epaphus”).

Epaphus is controlled by Jeremy Feakins, the Company’s Chief Executive Officer and a director. The transaction was approved unanimously by the Company’s directors who do not have an interest in the transaction.

In exchange for the sale of OCEES, the Company will receive:

•	$1,000,000 in the form of canceled amounts owed by the Company to certain individuals, including Mr. Feakins, who have assigned their right to receive those payments to Epaphus;
•	$75,000 in cash per month for 12 months following the date of the Agreement; and
•	70% of the net profit of any currently contemplated project to build an ocean thermal energy conversion power plant entered into by OCEES.

Under the terms of the Agreement, Epaphus has the unilateral right to return OCEES to the Company and receive a full refund of all portions of the purchase price paid as of the return of OCEES at any time for year following the date of the Agreement.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.65	Stock Purchase Agreement between Ocean Thermal Energy Corporation and Epaphus Global Energy, LLC, dated August 23, 2022 and executed August 25, 2022.	This filing

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN THERMAL ENERGY CORPORATION

Dated: August 26, 2022	By:
Jeremy P. Feakins
Chief Executive Officer

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